Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 33 to Registration Statement No. 033-22462 on Form N-1A of our report dated December 23, 2011, relating to the consolidated financial statements and financial highlights of BlackRock Global Allocation Fund, Inc. and subsidiary (the “Fund”), appearing in the Annual Report on Form N-CSR of the Fund for the year ended October 31, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 27, 2012